Exhibit 4.23

AMENDMENT NO. 4

TO

ADOPTION AGREEMENT #001

RELATING TO

RETIREMENT SAVINGS TRUST AND PLAN

A PROTOTYPE PLAN SPONSORED BY

CALFEE, HALTER & GRISWOLD LLP

NORTH COAST ENERGY, INC. EMPLOYEES’

PROFIT SHARING TRUST AND PLAN

Restatement Date:  January 1, 2003

WITNESSETH:

WHEREAS, the Company amended and restated the North Coast Energy, Inc. Employees’ Profit Sharing Trust and Plan (hereinafter called the “Plan”), effective January 1, 2003, by completing and executing an Adoption Agreement (hereinafter called the “Adoption Agreement”) to the Calfee, Halter & Griswold Regional Prototype Plan; and

WHEREAS, the Company reserved the right to amend the Adoption Agreement and the Trust and Plan pursuant to Section 28.2 thereof; and

WHEREAS, the Company desires to amend the Plan in order to eliminate the qualified joint and survivor distribution option, and to make certain other desirable changes;

NOW, THEREFORE, pursuant to Section 28.2 of the Plan, the Company hereby amends the Plan, effective as of January 1, 2005, as follows:

1.             Sections (16) through (19) of Adoption Agreement #001 is hereby amended by the deletion of said Section and the substitution in lieu thereof of new Sections (16), (17), (18) and (19) to read as follows:

“(16)       Service. An Employee’s Service, as defined in Article 3 of the Trust and Plan, will be determined as follows:

(a)                                  Eligibility. An Employee’s eligibility to participate in the Trust and Plan is calculated pursuant to the following method:  (select one)

☐            elapsed time method

☒            hours method

☐            not applicable

(b)                                 Vesting. An Employee’s Vesting Service under the Trust and Plan is calculated pursuant to the following method:

Years Ending Before                                           (Effective Date or other date) (select one)

☐            elapsed time method

☐            hours method

☒            not applicable

Years Ending After Effective Date (Effective Date or other date) (select one)

☐            elapsed time method

☐            hours method

☒            not applicable

(c)                                  Crediting of Service Based on Hours Worked. The following equivalency will be used to determine Service to be credited to Participants based on working time method: (select one)

☒            1 Hour for each Hour of Service as described in Section 3.2(a) of the Trust and Plan

☐            1.15 Hours for each Hour of Service as defined in Section 3.2(a) of the Trust and Plan actually worked by Employee

☐            1.33 Hours for each Hour of Service as defined in Section 3.2(a) of the Trust and Plan which was a regular time hour actually worked by Employee

☐            10 Hours for each day Employee has at least 1 Hour of Service as defined in Section 3.2(a) of the Trust and Plan

☐            45 hours for each week Employee has at least 1 Hour of Service as defined in Section 3.2(a) of the Trust and Plan

☐            95 Hours for each semi-monthly payroll period during which Employee has at least 1 Hour of Service as defined in Section 3.2(a) of the Trust and Plan

☐            190 Hours for each month Employee has at least 1 Hour of Service as defined in Section 3.2(a) of the Trust and Plan

(d)                                 Predecessor Employer Service. Service with the following predecessor employers will be credited under the Trust and Plan:

Employer Name	Period of Service

(17)         Participation Requirements. To become a Participant, a Covered Employee must satisfy the following requirements:

(a)                                  Service Requirement. To become eligible to participate in the Trust and Plan, a Covered Employee: (select one)

☐            need not complete any waiting period

☒            must complete 1/4 Years(s) of Service (may not exceed 2)(1)

☐            must complete           consecutive month(s) of Service without regard to the number of Hours of Service completed (may not exceed 24)

(b)                                 Special 401(k) Service Requirement. To become eligible to make 401(k) contributions under the Trust and Plan, a Covered Employee:  (select one)

☐            need not complete any waiting period

☐            must complete 1 Year of Service

☐            must complete           consecutive month(s) of Service (without regard to the number of Hours of Service completed)

☒            not applicable

(c)                                  Age Requirement. To become eligible to participate in the Trust and Plan a Covered Employee:  (select one)

☐            need not attain any minimum age

☒            must be at least 21 years of age (not more than 21)

(18)         Entry Date. An eligible Covered Employee commences participation in the Trust and Plan:  (select one)

☐            immediately upon meeting the eligibility requirements

OR

☐            on the 1st day of the month

☐            on the 1st day of the Plan Year

☐            on the earlier of                         or                         (first day of the first month or first day of the seventh month of the Plan Year)

☒                            on the 1st day of each calendar quarter

(1) A 2-year or 24-month service requirement may be elected only in the event that the Trust and Plan provides for full and immediate vesting.

coinciding with or next following the date such Covered Employee meets the eligibility requirements of Sections (17)(a) and (17)(c).

(19)         Enrollment Date. An eligible Covered Employee may commence making 401(k) contributions under the Trust and Plan:

☐            on the 1st day of any payroll period after meeting the eligibility requirements

OR

☐            on the 1st day of any month

☐            on the 1st day of the Plan Year

☐            on the earlier of                       or                        (first day of the first month or first day of the seventh month of the Plan Year)

☒            on the 1st day of each calendar quarter

coinciding with or next following the date such Covered Employee meets the eligibility requirements of Sections (17)(b) and (17)(c).”

IN WITNESS WHEREOF, the Company, by its duly authorized representative, hereby executes this Amendment No. 4 this 1st day of December, 2004.

NORTH COAST ENERGY, INC.

(“Company”)

By:	/s/ Harold L. Hickey

Title:	President